AGREEMENT OF JOINT VENTURE
                                       OF
                       TRENDSETTERS MORTGAGE JOINT VENTURE


STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF DALLAS                    ss.  KNOW ALL MEN BY THESE PRESENTS:



         That this AGREEMENT OF JOINT VENTURE OF TRENDSETTERS MORTGAGE JOINT VENTURE, a Texas joint venture, made and entered into this 2nd day of February, 1998, by and among THE GM GROUP, INC., a Texas corporation, and WH MANAGEMENT, INC., a Texas corporation (sometimes hereinafter collectively referred to as the ("Venturers") is to witness the following:

                                   WITNESSETH:

     1. CERTAIN DEFINITIONS. As used herein, the following items shall have the meanings respectively indicated: --------------------

     A. "ACT" means the Texas Uniform Partnership Act, as amended from time to time.

     B. "ADJUSTED NET INCOME OR LOSS" of the Venture for any period means Gross income during such period reduced by the Deductible Expenses of the Venture
             -----------------------------
         for such period.

         C. "AGREEMENT" means this Agreement of Joint Venture, as amended from time to time.

         D. "AVAILABLE CASH" of the Venture means all cash funds of the Venture on hand from time to time (except cash funds obtained as contributions to the capital of the Venture by the Venturers or from loans made by Venturers to the Venture) after (a) payment of all expenses of the Venture as of such time and (b) provision for payment of all outstanding and unpaid current obligations of the Venture as of such time, and (c) provision for an adequate reserve determined by the Venturers to be reasonably necessary for holding, operation and ultimate disposition of the Property.

         E. "CAPITAL ACCOUNT" means the Capital Account of each Venturer, determined in accordance with Section 7.E. (1) through (4), inclusive.

         F.  "CAPITAL  UNIT" means an  ownership  interest in the  Venture.  The
         Capital Units held by each Venturer are set forth on Exhibit "A" attached hereto and fully incorporated herein as though set forth at this point verbatim.

         G. "CODE" means the internal Revenue Code of 1986, as amended.

         H. "DEDUCTIBLE EXPENSES" of the Venture for any period means all items of expense or deduction available to the Venture for the period in question (excluding any expense or deduction attributable to a Terminating Capital Transaction) for federal income tax purposes. As of the execution of this Agreement, the Venturers hereby expressly agree that such expenses are anticipated to include: (i) an expense for the services of the Loan Officer closing each loan transaction (currently $400.00 per loan); (ii) other expenses payable to Manager (which shall not exceed forty-nine percent (49%) of Gross income); and (iii) other expenses payable to WHM (which shall not exceed fifty-one percent (51%) of Gross income).

         I. "DEPRECIATION" of the Venture for any period means the amount that the Venture is entitled to claim as a deduction for such period for federal income tax purposes pursuant to Sections 167 or 168 of the Code.

         J. "GROSS INCOME" of the Venture for any period means the gross revenues from operations (i.e., other than from a Terminating Capital Transaction) of the Venture during such period as calculated for federal income tax purposes. Gross income shall specifically include, but is not limited to, pricing income, origination fees, and premium and / or discount income.

         K. "MANAGER" means The GM Group, inc.

         L.  "NET  PROCEEDS  OF A  TERMINATING  CAPITAL  TRANSACTION"  means the proceeds received by the Venture in connection with a Terminating Capital Transaction after payments of all costs and expenses of the Venture in connection with such Terminating Capital Transaction including commissions, fees, and payments necessitated by such Terminating Capital Transaction.

         M. "PARTICIPATION PERCENTAGE" in respect of any Venturer means that percentage which, expressed as a fraction has as its numerator the number of Capital Units held by such Venturer and having as its denominator the total number of Capital Units held by all Venturers. The Participation Percentages of the Venturers are set forth on Exhibit "A".

         N. "REGULATORY REQUIREMENTS" means state or federal law, rule or regulation relating to the making of or brokerage in residential mortgages and/or settlement services including, but not limited to, the Real Estate Settlement Procedures Act of 1974, 12 U.S.C. ss. 2601 et seq. ("RESPA") (including Regulation X promulgated thereto), the National Housing Act of 1934, as amended or any law, rule or regulation promulgated by or relating to the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, the Department of Housing and Urban
         Development, the Federal Housing Administration, the Veteran's Administration or the State of Texas.

         O.  "TERMINATING   CAPITAL   TRANSACTION"   means  any  sale  or  other
         disposition of all or substantially all of the assets of the Venture and/or a termination of the Venture.

         P. "VENTURE" means the joint venture formed February _, 1998, known as Trendsetters Mortgage Joint Venture.

          Q. "VENTURE RETURN" means the U.S. Partnership Return of income of the Venture.

          R. "VENTURERS" means the following parties:

              The GM Group, inc., a Texas corporation ("GM Group")
                           2323 N. Central Expressway
                                   Suite 110
                            Richardson, Texas 75080

                WH Management, inc., a Texas corporation ("WHM")
                              2501 Oak Lawn Avenue
                                    Suite 550
                               Dallas, Texas 75219

     2. ORGANIZATION. The Venturers have formed a Texas joint venture under and pursuant to the ACT. The name of the Venture is Trendsetters Mortgage Joint ------------- Venture.

         3. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Venture shall be located at 2323 North Central Expressway, Suite 110, Richardson, Texas 75080 or at such other place as the Manager may from time to time determine.

         4. BUSINESS The purpose of the Venture shall be to own and operate a residential mortgage banking business which shall be operated as a "Controlled Business Arrangement."

         5. SCOPE OF VENTURERS' AUTHORITY. Except as expressly provided in this Agreement, none of the Venturers shall have any authority to act for, or to assume any obligations on behalf of, any other Venturer or the Venture.

         6. TERM. The term of the Venture shall be ten (10) years, commencing on the date of hereof, unless terminated sooner because of the dissolution and winding up of the Venture in accordance with the provisions of Section 10 hereof.

         7. CAPITAL CONTRIBUTIONS.

     A.  INITIAL  CAPITAL   CONTRIBUTIONS.   The  initial  capital  contribution
obligations of the Venturers are set forth on Exhibit "A".

                 B. ADDITIONAL CAPITAL CONTRIBUTIONS. Notwithstanding any other provision contained in this Agreement to the contrary, in the event that at any time during the term hereof the cash funds of the Venture on hand at such time are not sufficient for (a) payment of all expenses of the Venture as of such time, (b) provision for payment of all outstanding and unpaid current obligations of the Venture as of such time, and (c) provision for an adequate reserve for the projected expenses and obligations of the Venture for the next calendar quarter as the Venturers may determine to be reasonably necessary, the Manager may, upon the approval of all Venturers, by written notice to all the Venturers, call for additional contributions to the capital of the Venture to be made by all Venturers in the amount set forth in such written notice, which amount shall not exceed the amount necessary to make such payments. Each Venturer shall contribute in cash to the capital of the Venture its Participation Percentage of the aggregate additional contribution within fifteen (15) days after such notice.

                 C. NO INTEREST. Contributions to the capital of the Venture will not bear interest.

                 D. FAILURE TO MAKE CAPITAL CONTRIBUTIONS. If any Venturer shall fail to make any of the capital contributions set forth in
                 Section 7.A. or 7.B., within fifteen (15) days after the date on which such contribution (the "Noncontributed Amount") was due, the other Venturer shall have the option to contribute all of the Noncontributed Amount within fifteen (15) days after the date the Noncontributed Amount was due. Upon such contribution, the Capital Units of the defaulting Venturer shall be transferred to the contribution Venturer. Notwithstanding the foregoing, the defaulting Venturer shall have the right to reclaim all, but not less than all, of its Capital Units within thirty (30) days after the date the Non Contributed Amount was contributed by such Venturer by tendering to the contributing Venturer an amount equal to the sum of: (a) the Noncontributed Amount; plus (b) interest at a rate per annum equal to two percent (2%) in excess of the Prime Rate (but in no event in excess of the highest rate permitted by applicable law) on the Noncontributed Amount from the date contributed until such amount is tendered by the defaulting Venturer to such contributing Venturer. In the event the defaulting Venturer does so reclaim its interest, the Capital Units shall be retransferred to the defaulting Venturer.

                 E. CAPITAL ACCOUNTS. Each Venturer shall have a Capital Account equal to:

     (1) The amount from time to time of its respective Capital Contributions to the Venture pursuant to Sections 7.A. and B.; plus

                     (2) The amount of income or gain of the Venture allocated to the Venturer pursuant to this Agreement; and less

                     (3) The amount of losses and deductions of the Venture allocated to the Venturer pursuant to this Agreement; and less

     (4)All amounts distributed to the Venturer pursuant to the Agreement.

         8. MANAGEMENT AND OPERATION OF THE VENTURE.

                 A. DUTIES AND AUTHORITY OF MANAGER. Subject to the provisions of Section 9.B. hereof, the management and control of the Venture and its business and affairs shall rest exclusively with the Manager, who shall have all the rights and powers as are necessary, advisable, or convenient, in the Manager's sole discretion, to the discharge of its duties under this Agreement and to the management of the business and affairs of the Venture. WHM acknowledges that Manager has entered into arrangements similar to this Agreement with other parties and may in the future enter into arrangements similar to this Agreement with other parties in the State of Texas. WHM hereby consents and waives any objection to Manager having entered into such arrangements in the past, and consents and waives any objection to Manager entering into similar business relationships with other third parties and/or otherwise engaging in activities similar to that of the Venture in any geographic area at any time in the future without the consent of and without compensation to the Venture or WHM therefor. Notwithstanding the foregoing, Manager agrees to not enter into any similar business arrangements with other home builders during the term of this Agreement without the prior written consent of WHM; provided however, that WHM hereby expressly approves of such an arrangement with Kimball-Hill Builders. In addition to the foregoing and subject to the referrals described in Section 8.B. below, Manager shall make all appropriate disclosures to the prospective borrowers referred by WHM pursuant to Section 8.B. so that the Venture shall be in compliance with all Regulatory Requirements. Specifically, Manager shall make the following disclosures to the prospective borrower at the time of referral:

                      (1) That a "controlled business arrangement" exists (as that term is defined by RESPA) between the Venturers of the Venture.

                      (2)  A  description   of  the  nature  and  scope  of  the
relationship between the Venturers of the Venture.

         Manager will provide the following disclosures to any prospective borrowers:

                      (1) An estimated charge or range of charges generally made by the Venture.

                      (2) That  the  referral  may  not  require  the use of any particular provider, including GM Group and/or the Venture, of settlement services (except for certain instances - use of a particular lender attorney, credit reporting agency, or real estate appraiser).

        In furtherance of the foregoing, it shall be the responsibility of Manager to secure the signature of the borrower on the Disclosure Form attached hereto as Exhibit "B".

                  B. DUTIES AND AUTHORITY OF WHM. WHM shall at its discretion refer prospective borrowers to the Venture for the purpose of securing mortgage loans. WHM shall cooperate with the Manager to obtain all government agency approvals or authorizations which Manager deems reasonably necessary or advisable for carrying out the purposes of this Venture including, without limitation, approval of the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Government National Mortgage Association, the Department of Housing and Urban Development, the Federal Housing Administration, the Veteran's Administration (hereinafter collectively referred to as "Governmental Agencies") and applicable real estate and licensing authorities in the State of Texas.

                  C. EXONERATION AND INDEMNIFICATION OF MANAGER. Except in the case of gross negligence, fraud, criminal misconduct, or willful misconduct, the doing of any act or the failure to do any act by the Manager, the effect of which may cause or result in loss or damage to the Venture, shall not subject the Manager to any liability to the other Venturers or the Venture. The Venture and WHM shall indemnify and hold harmless the Manager against any and all claims, actions, demands, losses, costs, expenses (including attorneys fees), damages, loss, and threat of loss, as a result of any claim or legal proceeding relating to the activities of the Venture, including, but not limited to the failure by WHM or the Venture to comply with any of the Regulatory Requirements or the duties set forth in Section 8.B. above.

                  D. EXONERATION AND INDEMNIFICATION OF VENTURERS. Except in the case of gross negligence, fraud, criminal misconduct, or willful misconduct, the doing of any act or the failure to do any act by the Venturers, the effect of which may cause or result in loss or damage to the Venture, shall not subject the Venturers to any liability to the other Venturers or the Venture. The Venture and the GM Group shall indemnify and hold harmless the Venturers against any and all claims, actions, demands, losses, costs, expenses (including attorneys fees), damages, loss, and threat of loss, as a result of any claim or legal proceeding relating to the activities of the Venture, including, but not limited to the failure by the GM Group or the Venture to comply with any of the Regulatory Requirements or the duties set forth in Section 8.B. above.

                  E. RESIGNATION OF MANAGER. The Manager may resign after delivery of thirty (30) days written notice to the Venturers. Upon resignation of the Manager, the Venturers shall jointly manage the Venture until such time as a new Manager is elected by unanimous vote of the Venturers.

         9. DISTRIBUTIONS TO VENTURERS.

                  A.DISTRIBUTION OF AVAILABLE CASH. Periodically, but not less frequently than annually, the Manager shall distribute to the Venturers the Available Cash of the Venture, pro rata, in accordance with their Participation Percentages. No Venturer shall receive any payment or other thing of value for such referrals or from the Venture other than a return on its ownership investment and profits. All profits and returns on ownership interest must be bona fide distributions of capital related to the ownership in the Venture and shall not be tied in any way to the volume or value of loan application referrals made by any Venturer.

                 B.  DISTRIBUTION   OF  NET  PROCEEDS  OF  TERMINATING   CAPITAL
                  TRANSACTION. The Net Proceeds of a Terminating Capital Transaction shall, after payment of the debts and liabilities of the Venture and the expenses of liquidation, as provided in
                  Section 10.B., be distributed to the Venturers first to return capital account balances to zero and then in accordance with their Participation Percentages.

                 C.  ALLOCATION OF NET INCOME OR NET LOSS FROM  OPERATIONS.  The
                  Adjusted Net income or Loss of the Venture shall be allocated to the Venturers, pro rata, in accordance with their respective Participation Percentages.

                 D.ALLOCATION  OF  INCOME  AND  LOSS  FROM  TERMINATING  CAPITAL
                  TRANSACTION. Income (including gain) or loss of the Venture resulting from a Terminating Capital Transaction shall be allocated to the Venturers, after allocating to the Venturers the appropriate portion of all income or loss of the Venture for the then current year in accordance with Section 9.C. and after crediting to their respective Capital Accounts all cash distributed during such year pursuant to Section 9.A. hereof, shall be allocated first to return capital account balances to their original condition and then in accordance with their respective Participation Percentages.

        10. DISSOLUTION AND WINDING UP OF THE VENTURE.

     A. DISSOLUTION OF THE VENTURE. The Venture shall be dissolved upon the first to occur of any of the following events:

                     (1) The giving of written notice, thirty (30) days in advance, by any Venturer to the other Venturer.

                     (2) The expiration of the term of the Venture.

                     (3) The sale of all the assets of the Venture, unless the Venture has any continuing rights or responsibilities with respect to any other party.

                     (4) The entry of an order for relief with respect to a Venturer under a proceeding under the United States Bankruptcy Code, as amended (or the seeking of such an order by or on behalf of such Venturer).

                     (5) The appointment of a conservator, custodian, guardian, trustee or receiver for a Venturer's assets.

                     (6)The dissolution of one of the Venturers.

                 B. WINDING UP OF THE VENTURE. Upon a dissolution of the Venture, the Manager (or, if Venture has been dissolved as a result of the bankruptcy of the Manager), the other Venturer shall take full account of the Venture's assets and liabilities, the assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

                     (1) To the payment and discharge of all of the Venture's debts and liabilities to persons other than Venturers or former Venturers and the expenses of liquidation.

                     (2) To the payment and discharge of all of the Venture's debts and liabilities to Venturers and former Venturers.

                     (3)To the Venturers in accordance with Section 9,B.

        11. BOOKS OF ACCOUNT, ACCOUNTING, REPORTS, FISCAL YEAR, BANKING, AND TAX ELECTION
                  A. BOOKS OF ACCOUNT. The Venture's books and records and this Agreement shall be maintained at the principal office of the Venture, and each Venturer shall have access thereto at all reasonable times. The books and records shall be kept on the cash receipts and disbursements method of accounting applied in a consistent manner by the Venture and shall reflect all Venture transactions and be appropriate and adequate for the Venture's business.

                 B. BANKING. All funds of the Venture shall be deposited in a separate bank account or accounts or in an account or accounts of savings and loan associations or in reputable money market funds as shall be determined by the Manager.

                 C. FISCAL YEAR The fiscal year of the Venture shall be the calendar year. The first fiscal year shall be the partial calendar year ending December 31, 1998.

                 D. TAX ELECTION. Upon the transfer of an interest in the Venture or in the event of a distribution of the Venture's property, the Venture may elect pursuant to Section 754 of the CODE, to adjust the basis of the Venture's property as allowed by Section 734(b) and Section 743(b) thereof (or successor provisions).

                 E. VENTURE TAX RETURNS. The Manager shall provide a copy of all tax returns prepared on behalf of the Venture fifteen (15) days prior to any filing date. Upon approval by all Venturers, the Manager shall, for each fiscal year, file on behalf of the Venture all appropriate state and federal tax returns within the time prescribed by law (including extensions) for such filing.

        12. RIGHT OF FIRST REFUSAL. No Venturer shall sell or otherwise dispose of all, or any part of, its CAPITAL UNITS without having first complied with the provisions of this Section 12.

                  A. NOTICE OF INTENT TO TRANSFER A Venturer who desires to sell or otherwise dispose of all, or any part of its Capital Units shall deliver written notice to the other Venturer setting forth (a) the number of Capital Units such Venturer desires to sell; (b) the identity and address of the proposed purchaser or other transferee thereof; (c) that the Venturer has received a bona fide offer therefor, if a sale is contemplated; (d) the cash and other consideration (per Capital Unit and in the aggregate) to be received by the Venturer in connection with such disposition of such Capital Units or if no consideration is to be received, a statement to that effect; (e) a true copy of the offer or agreement, if any, for such sale and a certification by the Venturer that, to the best of its knowledge and belief, the offer or agreement is genuine and in all respects what it purports to be; and (f) such other information as may be necessary or desirable in order to afford to the other Venturers the benefits intended to be conferred by this Section 12.

                  B. RIGHT TO PURCHASE. The other Venturers shall have the right, but not the obligation, to purchase pro rata the Capital Units held by such Venturer for the price and on the terms set forth in the notice of intent to transfer.

                  C. NOTICE OF INTENT TO EXERCISE RIGHT TO PURCHASE.The other Venturer shall have a period of thirty (30) days after the date of delivery of such notice of intent to transfer, to notify the transferring Venturer in writing whether it elects to exercise its right of first refusal set forth in this
                  Section 12. Failure of the other Venturer to notify the transferring Venturer of its intent to exercise within such thirty (30) day period shall be deemed to be an election not to exercise.

                  D. TRANSFER. If the other Venturer notifies the transferring Venturer that it does not elect to purchase all of the Capital Units offered by such transferring Venturer, or if the other Venturer fails to notify such transferring Venturer within such thirty (30) day period, the transferring Venturer shall have the right to dispose of its Capital Units to the proposed purchaser or other transferee in accordance with the terms and conditions and within the time period set forth in the notice of intent to transfer, or if no time period was specified, within forty-five (45) days after the earlier of the date the other Venturer notifies the transferring Venturer or the expiration of such thirty (30) day period, to purchase all of such Capital Units. If such sale of the Capital Units should fail to close, the transferring Venturer shall not sell or otherwise dispose of all or any part of its Capital Units without again complying with the terms of this Section 12. If the other Venturer notifies the transferring Venturer that it does elect to purchase all of the Capital Units offered by the transferring Venturer, the closing of such transfer shall take place in accordance with the terms and conditions and within the time period specified in the notice of intent to transfer, or if no time period was specified, within forty-five (45) days after the other Venturer notifies the transferring Venturer.




         13. MISCELLANEOUS.
                 A. NOTICES. Any notice, demand, offer, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (a) when delivered, if delivered personally to the party to whom the same is directed or (b) forty-eight (48) hours after sent by registered or certified mail, postage and charges prepaid, addressed to the address set forth in the books and records of the Venture, or to such other address as such party may from time to time specify by written notice to the Manager.

                 B. SECTION CAPTIONS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define, expend, or limit the scope, extent, or intent of this Agreement or any provision hereof.

                 C. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement. If any term or provision of this Agreement is determined to be illegal or invalid, a legal and valid provision shall be deemed to be substituted in its place.

                 D. AMENDMENTS. Any amendment to this Agreement shall be binding only if documented in writing and executed by all of the Venturers.

                 E. MEETINGS AND MEANS OF VOTING. Meetings of the Venturers may be called by any one of the Venturers. The call shall state the reason for calling the meeting. Notice of any such meeting shall be delivered to all Venturers in the manner prescribed in
                 Section 14.A. hereof not less than seven (7) days or more than thirty (30) days prior to the date of such meeting. Venturers may vote in person or by proxy at any such meeting.

                 F. TEXAS LAW. The local, internal laws of Texas govern the validity of this Agreement the construction of its terms, and the interpretation of the rights and duties of the parties.

                 G. WAIVER OF ACTION FOR PARTITION. Each of the parties hereto irrevocably waives, during the terms of the Venture and during the period of its liquidation following any dissolution, any right that he may have to maintain any action for partition with respect to any of the assets of the Venture.

                 H. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

                 I. PARTIES IN INTEREST. Each and every covenant, term, provision, and agreement herein contained shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the respective parties hereto.

                 J. INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations, or warranties relating to the subject matter of this Agreement between the parties other than those set forth herein or herein provided for.

                 K. RIGHT TO RELY UPON THE AUTHORITY OF MANAGER. No person dealing with the Manager shall be required to determine its authority to make any commitment or undertaking on behalf of the Venture, or to determine any fact or circumstance bearing upon the existence of its authority.

                 L. CONFlDENTIALITY / NON-DISCILOSURE. All parties to this Agreement expressly agree that they will not discuss or divulge the terms or conditions of this Agreement or any other matters relating hereto, including but not limited, to policies, procedures, practices, systems or disclosure documents, except as required to be disclosed pursuant to the terms of RESPA, or to an attorney or accountant consulted for tax purposes in connection herewith, or if compelled to do so by a court of competent jurisdiction. This Agreement is strictly confidential. WHM further acknowledges and agrees that all memoranda, lists, policy statements, disclosure forms, descriptions, records, files or other materials produced by or on behalf of the Venture, or made available to the Venture by the Manager, shall at all times be and remain the sole and exclusive property of the Venture and upon its dissolution or liquidation, the sole and exclusive property of the Manager.

         IN WITNESS WHEREOF, this Agreement of Joint Venture has been executed effective as of the date first above written.

                                                              VENTURERS:

                                    GM GROUP:

                               THE GM GROUP, INC.,
                               a Texas corporation
                                 /S/ Linda LeFevre
                                  /S/ Linda LeFevre

                                  By:
                                   Linda LeFevre, President

                                    WHM:

                                     WH MANAGEMENT, INC.,
                                      a Texas corporation
                             /S/ Richard D. Laxton
                              /S/ Richard D. Laxton

                             By:
                Printed Name:  Richard D. Laxton
               Title:                      CEO

                                  EXHIBIT " A "

                    INITIAL CAPITAL CONTRIBUTION OF VENTURERS

           Venturer        Capital Contribution    Participation Percentage

 A.      The GM Group, Inc.       $490.00                            49 %

 B.      WHM                       $510.00                           51 %

                                                  EXHIBIT " B "

                                             DISCLOSURE NOTICE CONCERNING
                                        CONTROLLED BUSINESS ARRANGEMENT










          From:         The GM Group, Inc. and
                           2323 N. Central Expressway, Suite 110
                         Richardson, Texas 75080

        Property:


         1.  This is to  give  you  notice  that  The GM  Group,  Inc.,  a Texas
         corporation        ("GM        Group")        and         _____________
         _________________________("______")  have a business  relationship with
         _____________________  ______________, a Texas joint venture ("*****").
         The nature of the relationship between GM Group and ________________ is that ***** is owned by such parties in the following manner:
          ___________________ -     ____________ percent ( ____%)

        GM Group              -   ____________ percent (_____%)

         Because of this relationship, this referral may provide GM Group and ______________________ a financial or other benefit.

2. Set forth below is the estimated charge or range of charges by for the settlement services provided by *****. You are NOT required to use ***** as a condition for settlement of your loan on the subject property. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

                      Origination Fee:                    $_________.00
                       Discount Fee:                      $_________.00
                      Processing Fee:                     $_________.00
                       Closing Fee:                       $_________.00


         3. Set forth below is the estimated charge or range or charges for the settlement services of an attorney, credit reporting agency, or real estate appraiser that we as your lender, will require you to use, as a condition of your loan on this property, to represent our interests in the transaction.

                      [Attorney]                         $_________.00
                      [Credit Reporting Agency]          $_________.00
                       [Real Estate Appraiser]            $_________.00

         ACKNOWLEDGMENT

         I/we have read this disclosure form, and understand that GM Group and Woodhaven are referring me/us to purchase the above-described settlement services(s) and may receive a financial or other benefit as a result of this referral.




          Printed Name:
          Date:


          Printed Name:
         Date: